                                Exhibit 17(b)(i)

         Prospectus for Class A, Class B and Class C Shares of the FAF
             Money Market Funds (Government Obligations Fund, Prime
            Obligations Fund, Tax Free Obligations Fund and Treasury
                    Obligations Fund) dated December 1, 2000

                                                       DECEMBER 1, 2000


                                                       ASSET CLASSES

                                                       *    EQUITY FUNDS
                                                       *    FUNDS OF FUNDS
                                                       *    BOND FUNDS
                                                       *    TAX FREE FUNDS
                                                      (*)   MONEY MARKET FUNDS


PROSPECTUS

FIRST AMERICAN FUNDS, INC.




FIRST AMERICAN

MONEY MARKET
       FUNDS


CLASS A, CLASS B,
AND CLASS C SHARES


GOVERNMENT OBLIGATIONS FUND

PRIME OBLIGATIONS FUND

TAX FREE OBLIGATIONS FUND

TREASURY OBLIGATIONS FUND



AS WITH ALL MUTUAL FUNDS, THE SECURITIES AND EXCHANGE COMMISSION HAS NOT APPROVED OR DISAPPROVED THE SHARES OF THESE FUNDS, OR DETERMINED IF THE INFORMATION IN THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY STATEMENT TO THE CONTRARY IS A CRIMINAL OFFENSE.


[LOGO] FIRST AMERICAN FUNDS(R)
       THE POWER OF DISCIPLINED INVESTING(R)

Table of
CONTENTS


       FUND SUMMARIES
--------------------------------------------------------------------------------
          Government Obligations Fund                                2
--------------------------------------------------------------------------------
          Prime Obligations Fund                                     4
--------------------------------------------------------------------------------
          Tax Free Obligations Fund                                  6
--------------------------------------------------------------------------------
          Treasury Obligations Fund                                  8
--------------------------------------------------------------------------------
       POLICIES & SERVICES
--------------------------------------------------------------------------------
          Buying Shares                                             10
--------------------------------------------------------------------------------
          Selling Shares                                            13
--------------------------------------------------------------------------------
          Managing Your Investment                                  15
--------------------------------------------------------------------------------
       ADDITIONAL INFORMATION
--------------------------------------------------------------------------------
          Management                                                17
--------------------------------------------------------------------------------
          More About The Funds                                      18
--------------------------------------------------------------------------------
          Financial Highlights                                      19
--------------------------------------------------------------------------------
       FOR MORE INFORMATION                                 Back Cover
--------------------------------------------------------------------------------

Fund Summaries
INTRODUCTION



This section of the prospectus describes the objectives of the First American Money Market Funds, summarizes the main investment strategies used by each fund in trying to achieve its objectives, and highlights the risks involved with these strategies. It also provides you with information about the performance, fees, and expenses of the funds.


AN INVESTMENT IN THE FUNDS IS NOT A DEPOSIT OF U.S. BANK NATIONAL ASSOCIATION AND IS NOT INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY. ALTHOUGH THE FUNDS SEEK TO PRESERVE THE VALUE OF YOUR INVESTMENT AT $1.00 PER SHARE, IT IS POSSIBLE TO LOSE MONEY BY INVESTING IN THE FUNDS.


                        1      PROSPECTUS - First American Money Market Funds
                                            Class A, Class B, and Class C Shares

Fund Summaries
GOVERNMENT OBLIGATIONS FUND

--------------------------------------------------------------------------------
OBJECTIVE

Government Obligations Fund seeks maximum current income to the extent consistent with the preservation of capital and maintenance of liquidity.


--------------------------------------------------------------------------------
MAIN INVESTMENT STRATEGIES

Government Obligations Fund invests exclusively in short-term U.S. government securities and repurchase agreements secured by U.S. government securities.

U.S. government securities are bonds or other debt obligations issued or guaranteed as to principal and interest by the U.S. government or one of its agencies or instrumentalities. U.S. Treasury securities and some obligations of U.S. government agencies and instrumentalities are supported by the "full faith and credit" of the United States government. Other U.S. government securities are backed by the right of the issuer to borrow from the U.S. Treasury. Still others are supported only by the credit of the issuer or instrumentality.

When selecting securities for the fund, the portfolio managers use a "top-down" approach, looking first at general economic factors and market conditions, then at individual securities.

To generate additional income, the fund may lend securities representing up to one-third of the value of its total assets to broker-dealers, banks, and other institutions.


--------------------------------------------------------------------------------
MAIN RISKS

The main risks of investing in this fund include:

* Although the fund seeks to preserve the value of your investment at $1.00 per share, it is possible to lose money by investing in the fund. A major change in interest rates or a default on a security or repurchase agreement held by the fund, or a securities lending agreement entered into by the fund, could cause the value of your investment to decline.

* The level of income you receive from the fund will be affected by movements in short-term interest rates.

* By investing solely in U.S. government securities and repurchase agreements secured by those securities, the fund may offer less income than a money market fund investing in other high-quality money market securities.


--------------------------------------------------------------------------------
FUND PERFORMANCE

Illustrations on the next page provide you with information on the fund's volatility and performance. Of course, past performance does not guarantee future results.

The bar chart is intended to show you how performance of the fund's shares has varied from year to year. However, because the fund's Class A shares were first offered in 1998, only one calendar year of information is available. The table illustrates the fund's average annual total returns over different time periods. Both the chart and the table assume that all distributions have been reinvested.


                        2      PROSPECTUS - First American Money Market Funds
                                            Class A, Class B, and Class C Shares

Fund Summaries
GOVERNMENT OBLIGATIONS FUND CONTINUED

--------------------------------------------------------------------------------
FUND PERFORMANCE (CONTINUED)

ANNUAL TOTAL RETURNS AS OF 12/31 EACH YEAR(1)

[BAR CHART]

  4.45%
----------------
  1999

Best Quarter:      Quarter ending     December 31, 1999     1.19%
Worst Quarter:     Quarter ending     June 30, 1999         1.04%

AVERAGE ANNUAL TOTAL RETURNS               Inception                       Since
AS OF 12/31/99                                  Date      One Year     Inception
--------------------------------------------------------------------------------
Government Obligations Fund (Class A)        4/29/98         4.45%         4.59%
--------------------------------------------------------------------------------
(1)Total return for the period from 1/1/00 through 9/30/00 was 4.19%.

--------------------------------------------------------------------------------
FEES AND EXPENSES

The fund does not impose any sales charges (loads) or other fees when you buy, sell or exchange shares. However, when you hold shares of the fund you indirectly pay a portion of the fund's operating expenses. These expenses are deducted from fund assets. The figures below are based on expenses during the fiscal year ended September 30, 2000.(1)

                                                                         CLASS A
--------------------------------------------------------------------------------
SHAREHOLDER FEES
--------------------------------------------------------------------------------
 MAXIMUM SALES CHARGE (LOAD)                                                None

 MAXIMUM DEFERRED SALES CHARGE (LOAD)                                       None

 ANNUAL MAINTENANCE FEE(2)
 ONLY CHARGED TO ACCOUNTS WITH BALANCES BELOW $500                           $25

ANNUAL FUND OPERATING EXPENSES AS A % OF AVERAGE NET ASSETS
--------------------------------------------------------------------------------
 Management Fees                                                           0.40%
 Distribution and Service (12b-1) Fees                                     0.25%
 Other Expenses                                                            0.17%
 TOTAL                                                                     0.82%
--------------------------------------------------------------------------------
(1)Actual expenses for the fiscal year were lower than those shown in the table because of voluntary fee waivers by the advisor. The net expenses the fund actually paid after waivers for the fiscal year ended September 30, 2000, were:

 Waiver of Fund Expenses                                                 (0.06)%
 TOTAL ACTUAL ANNUAL OPERATING EXPENSES (AFTER WAIVERS)                   0.76%

 THE ADVISOR INTENDS TO WAIVE FEES DURING THE CURRENT FISCAL YEAR SO THAT TOTAL FUND OPERATING EXPENSES DO NOT EXCEED 0.77%. FEE WAIVERS MAY BE DISCONTINUED AT ANY TIME.

(2)The fund reserves the right to charge your account an annual maintenance fee of $25 if your balance falls below $500 as a result of selling or exchanging shares. See "Policies & Services -- Selling Shares, Accounts with Low Balances."

--------------------------------------------------------------------------------

 EXAMPLE This example is intended to help you compare the cost of investing in the fund with the cost of investing in other mutual funds. It assumes that you invest $10,000 for the time periods indicated, that your investment has a 5% return each year, and that the fund's operating expenses remain the same. Although your actual costs and returns may differ, based on these assumptions your costs would be:

--------------------------------------------------------------------------------
   1 year                                                                 $   84
   3 years                                                                $  262
   5 years                                                                $  455
  10 years                                                                $1,014


                        3      PROSPECTUS - First American Money Market Funds
                                            Class A, Class B, and Class C Shares

Fund Summaries
PRIME OBLIGATIONS FUND

--------------------------------------------------------------------------------
OBJECTIVE

Prime Obligations Fund seeks maximum current income to the extent consistent with preservation of capital and maintenance of liquidity.


--------------------------------------------------------------------------------
MAIN INVESTMENT STRATEGIES

Prime Obligations Fund invests in high-quality short-term debt obligations, including:

* securities issued by the U.S. government or one of its agencies or instrumentalities.

* U.S. dollar-denominated obligations of domestic and foreign banks with total assets of at least $500 million (including fixed and variable rate certificates of deposit, time deposits and bankers' acceptances).

*  commercial paper.

*  non-convertible corporate debt securities.

*  loan participation interests.

*  repurchase agreements for the securities in which the fund may invest.

When selecting securities for the fund, the portfolio managers use a "top-down" approach, looking first at general economic factors and market conditions, then at individual securities.

Under normal market conditions, portfolio managers will only purchase (and hold) securities in the fund if they are rated in the top short-term rating category, for example, a rating of A-1 or a rating of Prime-1. If the rating of a security is reduced below the top short-term rating category after purchase, portfolio managers will make every attempt to sell the security.

The fund may invest up to 25% of its total assets in dollar-denominated obligations of U.S. branches of foreign banks which are subject to the same regulation as U.S. banks. The fund also may invest up to 25% of its total assets, collectively, in dollar-denominated obligations of foreign branches of domestic banks, foreign banks, and foreign corporations.


--------------------------------------------------------------------------------
MAIN RISKS

The main risks of investing in this fund include:

* Although the fund seeks to preserve the value of your investment at $1.00 per share, it is possible to lose money by investing in the fund. A major change in interest rates or a default on a security or repurchase agreement held by the fund could cause the value of your investment to decline.

* The level of income you receive from the fund will be affected by movements in short-term interest rates.

* Foreign securities in which the fund invests, although dollar-denominated, may present some additional risk. Political or social instability, or diplomatic developments could adversely affect the securities. There is also the risk of possible withholding taxes, seizure of foreign deposits, currency controls, interest limitations, or other governmental restrictions which might affect the payment of principal or interest on securities owned by the fund. In addition, there may be less public information available about foreign corporations and foreign banks and their branches.


--------------------------------------------------------------------------------
FUND PERFORMANCE

Illustrations on the next page provide you with information on the fund's volatility and performance. Of course, past performance does not guarantee future results.

The bar chart shows you how performance of the fund's Class A shares has varied from year to year. The performance of Class B and Class C shares will be lower due to their higher expenses. The table illustrates the fund's average annual total returns over different time periods. However, because Class C shares have not been offered for a full calendar year, no performance information is presented in the table. Both the chart and the table assume that all distributions have been reinvested.


                        4      PROSPECTUS - First American Money Market Funds
                                            Class A, Class B, and Class C Shares

Fund Summaries
PRIME OBLIGATIONS FUND CONTINUED

--------------------------------------------------------------------------------
FUND PERFORMANCE (CONTINUED)

ANNUAL TOTAL RETURNS AS OF 12/31 EACH YEAR(1)

[BAR CHART]

  4.97%   5.12%    5.04%    4.57%
------------------------------------------
  1996    1997     1998     1999

Best Quarter:    Quarter ending    December 31, 1997    1.29%
Worst Quarter:   Quarter ending    June 30, 1999        1.05%

AVERAGE ANNUAL TOTAL RETURNS               Inception                       Since
AS OF 12/31/99                                  Date      One Year     Inception
--------------------------------------------------------------------------------
Prime Obligations Fund (Class A)             1/21/95         4.57%         5.04%
--------------------------------------------------------------------------------
Prime Obligations Fund (Class B)             1/23/95         3.91%         3.94%
--------------------------------------------------------------------------------
(1)Total return for the period from 1/1/00 through 9/30/00 was 4.23%.

--------------------------------------------------------------------------------
FEES AND EXPENSES

As an investor, you pay fees and expenses to buy and hold shares of the fund. You pay shareholder fees directly when you buy or sell shares. You pay annual fund operating expenses indirectly since they are deducted from fund assets. The figures below are based on fund expenses during the fiscal year ended September 30, 2000.(1)

                                                             CLASS A     CLASS B     CLASS C
--------------------------------------------------------------------------------------------
SHAREHOLDER FEES
--------------------------------------------------------------------------------------------
 MAXIMUM SALES CHARGE (LOAD)                                    None        None        None

 MAXIMUM DEFERRED SALES CHARGE (LOAD)                           None       5.00%(2)    1.00%(2)

 ANNUAL MAINTENANCE FEE(3)
 ONLY CHARGED TO ACCOUNTS WITH BALANCES BELOW $500               $25         $25         $25

ANNUAL FUND OPERATING EXPENSES AS A % OF AVERAGE NET ASSETS
--------------------------------------------------------------------------------------------
 Management Fees                                               0.40%       0.40%       0.40%
 Distribution and Service (12b-1) Fees                         0.25%       1.00%       1.00%
 Other Expenses                                                0.21%       0.11%       0.11%
 TOTAL                                                         0.86%       1.51%       1.51%
--------------------------------------------------------------------------------------------

(1)Actual expenses for the fiscal year were lower than those shown in the table because of voluntary fee waivers by the advisor. The net expenses the fund actually paid after waivers for the fiscal year ended September 30, 2000, were:

 Waiver of Fund Expenses                                     (0.04)%     (0.04)%     (0.05)%
 TOTAL ACTUAL ANNUAL OPERATING EXPENSES (AFTER WAIVERS)       0.82%       1.47%       1.46%

 THE ADVISOR INTENDS TO WAIVE FEES DURING THE CURRENT FISCAL YEAR SO THAT TOTAL FUND OPERATING EXPENSES DO NOT EXCEED 0.84%, 1.48% AND 1.48%, RESPECTIVELY, FOR CLASS A, CLASS B AND CLASS C SHARES. FEE WAIVERS MAY BE DISCONTINUED AT ANY TIME.

(2)Class B and Class C shares generally are available only in exchange for Class B or Class C shares, respectively, of another First American fund. The contingent deferred sales charge imposed when you sell your Class B or Class C shares of Prime Obligations Fund will be based on the date you purchased shares of the original First American fund.

(3)The fund reserves the right to charge your account an annual maintenance fee of $25 if your balance falls below $500 as a result of selling or exchanging shares. See "Policies & Services -- Selling Shares, Accounts with Low Balances."

--------------------------------------------------------------------------------

 EXAMPLE This example is intended to help you compare the cost of investing in the fund with the cost of investing in other mutual funds. It assumes that you invest $10,000 for the time periods indicated, that your investment has a 5% return each year, and that the fund's operating expenses remain the same. Although your actual costs and returns may differ, based on these assumptions your costs would be:


                                     CLASS B                  CLASS B                 CLASS C                  CLASS C
                         assuming redemption   assuming no redemption     assuming redemption   assuming no redemption
             CLASS A   at end of each period    at end of each period   at end of each period    at end of each period
----------------------------------------------------------------------------------------------------------------------
   1 year     $   88                  $  654                   $  154                  $  352                   $  252
   3 years    $  274                  $  877                   $  477                  $  572                   $  572
   5 years    $  477                  $1,024                   $  824                  $  915                   $  915
  10 years    $1,061                  $1,626                   $1,626                  $1,884                   $1,884


                        5      PROSPECTUS - First American Money Market Funds
                                            Class A, Class B, and Class C Shares

Fund Summaries
TAX FREE OBLIGATIONS FUND

--------------------------------------------------------------------------------
OBJECTIVE

Tax Free Obligations Fund seeks maximum current income exempt from federal income taxes consistent with the preservation of capital and maintenance of liquidity.


--------------------------------------------------------------------------------
MAIN INVESTMENT STRATEGIES

Tax Free Obligations Fund invests at least 80% of its total assets in high-quality, short-term municipal securities that pay interest that is exempt from federal income tax, including the federal alternative minimum tax. Municipal securities are issued by state and local governments, and certain U.S. territorial possessions to finance public infrastructure projects such as streets and highways, schools, water and sewer systems, hospitals, and airports. They also may be issued to refinance outstanding obligations as well as to obtain funds for general operating expenses and for loans to other public institutions and facilities. There are two principal classifications of municipal securities:

* general obligation bonds, which are backed by the full faith, credit, and taxing power of the issuer.

* revenue bonds, which are payable only from the revenues generated by a specific project or from another specific revenue source.

The balance of the fund's total assets may be invested in taxable money market securities and municipal securities subject to the alternative minimum tax. However, the fund currently does not intend to invest in these types of securities.

When selecting securities for the fund, the portfolio managers use a "top-down" approach, looking first at general economic factors and market conditions, then at individual securities.


--------------------------------------------------------------------------------
MAIN RISKS

The main risks of investing in this fund include:

* Although the fund seeks to preserve the value of your investment at $1.00 per share, it is possible to lose money by investing in the fund. A major change in interest rates or a default on a security or repurchase agreement held by the fund could cause the value of your investment to decline.

* The level of income you receive from the fund will be affected by movements in short-term interest rates.

* The value of municipal securities owned by the fund may be adversely affected by future changes in federal income tax laws, including rate reductions or the imposition of a flat tax.


--------------------------------------------------------------------------------
FUND PERFORMANCE

Illustrations on the next page provide you with information on the fund's volatility and performance. Of course, past performance does not guarantee future results.

The bar chart shows you how performance of the fund's shares has varied from year to year. The table illustrates the fund's average annual total returns over different time periods. Both the chart and the table assume that all distributions have been reinvested.


                        6      PROSPECTUS - First American Money Market Funds
                                            Class A, Class B, and Class C Shares

Fund Summaries
TAX FREE OBLIGATIONS FUND CONTINUED

--------------------------------------------------------------------------------
FUND PERFORMANCE (CONTINUED)

ANNUAL TOTAL RETURNS AS OF 12/31 EACH YEAR(1),(2)

[BAR CHART]

  2.65%   2.87%    2.85%    2.59%
-----------------------------------------
  1996    1997     1998     1999

Best Quarter:      Quarter ending     June 30, 1998      0.77%
Worst Quarter:     Quarter ending     March 31, 1999     0.56%

AVERAGE ANNUAL TOTAL RETURNS               Inception                       Since
AS OF 12/31/99(2)                               Date      One Year     Inception
--------------------------------------------------------------------------------
Tax Free Obligations Fund (Class A)           1/9/95         2.59%        2.80%
--------------------------------------------------------------------------------
(1)Total return for the period from 1/1/00 through 9/30/00 was 2.53%.

(2)Performance prior to 11/25/97 is that of Qualivest Tax-Free Money Market
   Fund.

--------------------------------------------------------------------------------
FEES AND EXPENSES

The fund does not impose any sales charges (loads) or other fees when you buy, sell or exchange shares. However, when you hold shares of the fund you indirectly pay a portion of the fund's operating expenses. These expenses are deducted from fund assets. The figures below are based on expenses during the fiscal year ended September 30, 2000.(1)

                                                                         CLASS A
--------------------------------------------------------------------------------
SHAREHOLDER FEES
--------------------------------------------------------------------------------
 MAXIMUM SALES CHARGE (LOAD)                                                None

 MAXIMUM DEFERRED SALES CHARGE (LOAD)                                       None

 ANNUAL MAINTENANCE FEE(2)
 ONLY CHARGED TO ACCOUNTS WITH BALANCES BELOW $500                           $25

ANNUAL FUND OPERATING EXPENSES AS A % OF AVERAGE NET ASSETS
--------------------------------------------------------------------------------
 Management Fees                                                           0.40%
 Distribution and Service (12b-1) Fees                                     0.25%
 Other Expenses                                                            0.16%
 TOTAL                                                                     0.81%
--------------------------------------------------------------------------------
(1)Actual expenses for the fiscal year were lower than those shown in the table because of voluntary fee waivers by the advisor. The net expenses the fund actually paid after waivers for the fiscal year ended September 30, 2000, were:

 Waiver of Fund Expenses                                                 (0.06)%
 TOTAL ACTUAL ANNUAL OPERATING EXPENSES (AFTER WAIVERS)                   0.75%

 THE ADVISOR INTENDS TO WAIVE FEES DURING THE CURRENT FISCAL YEAR SO THAT TOTAL FUND OPERATING EXPENSES DO NOT EXCEED 0.75%. FEE WAIVERS MAY BE DISCONTINUED AT ANY TIME.

(2)The fund reserves the right to charge your account an annual maintenance fee of $25 if your balance falls below $500 as a result of selling or exchanging shares. See "Policies & Services -- Selling Shares, Accounts with Low Balances."

--------------------------------------------------------------------------------

 EXAMPLE This example is intended to help you compare the cost of investing in the fund with the cost of investing in other mutual funds. It assumes that you invest $10,000 for the time periods indicated, that your investment has a 5% return each year, and that the fund's operating expenses remain the same. Although your actual costs and returns may differ, based on these assumptions your costs would be:


--------------------------------------------------------------------------------
   1 year                                                                 $   83
   3 years                                                                $  259
   5 years                                                                $  450
  10 years                                                                $1,002


                        7      PROSPECTUS - First American Money Market Funds
                                            Class A, Class B, and Class C Shares

Fund Summaries
TREASURY OBLIGATIONS FUND

--------------------------------------------------------------------------------
OBJECTIVE

Treasury Obligations Fund seeks maximum current income consistent with the preservation of capital and maintenance of liquidity.


--------------------------------------------------------------------------------
MAIN INVESTMENT STRATEGIES

Treasury Obligations Fund invests exclusively in short-term U.S. Treasury obligations and repurchase agreements secured by U.S. Treasury obligations. The U.S. Treasury obligations in which the fund invests include U.S. Treasury bonds, notes, and bills. These types of Treasury securities are essentially the same except for differences in interest rates, maturities, and dates of issuance. U.S. Treasury obligations are backed by the full faith and credit of the United States government.

When selecting securities for the fund, the portfolio managers use a "top-down" approach, looking first at general economic factors and market conditions, then at individual securities.


--------------------------------------------------------------------------------
MAIN RISKS

The main risks of investing in this fund include:

* Although the fund seeks to preserve the value of your investment at $1.00 per share, it is possible to lose money by investing in the fund. A major change in interest rates or a default on a repurchase agreement held by the fund could cause the value of your investment to decline.

* The level of income you receive from the fund will be affected by movements in short-term interest rates.

* By investing solely in U.S. Treasury obligations and repurchase agreements secured by those securities, the fund may offer less income than a money market fund investing in other high-quality money market securities.


--------------------------------------------------------------------------------
FUND PERFORMANCE

Illustrations on the next page provide you with information on the fund's volatility and performance. Of course, past performance does not guarantee future results.

The bar chart shows you how performance of the fund's shares has varied from year to year. The table illustrates the fund's average annual total returns over different time periods. Both the chart and the table assume that all distributions have been reinvested.


                        8      PROSPECTUS - First American Money Market Funds
                                            Class A, Class B, and Class C Shares

Fund Summaries
TREASURY OBLIGATIONS FUND CONTINUED

--------------------------------------------------------------------------------
FUND PERFORMANCE (CONTINUED)

ANNUAL TOTAL RETURNS AS OF 12/31 EACH YEAR(1)

[BAR CHART]

  4.84%   4.38%
-----------------------
  1998    1999

Best Quarter:    Quarter ending    September 30, 1998    1.23%
Worst Quarter:   Quarter ending    March 31, 1999        1.02%

AVERAGE ANNUAL TOTAL RETURNS               Inception                       Since
AS OF 12/31/99                                  Date      One Year     Inception
--------------------------------------------------------------------------------
Treasury Obligations Fund (Class A)          11/3/97         4.38%         4.64%
--------------------------------------------------------------------------------
(1)Total return for the period from 1/1/00 through 9/30/00 was 4.07%.

--------------------------------------------------------------------------------
FEES AND EXPENSES

The fund does not impose any sales charges (loads) or other fees when you buy, sell or exchange shares. However, when you hold shares of the fund you indirectly pay a portion of the fund's operating expenses. These expenses are deducted from fund assets. The figures below are based on expenses during the fiscal year ended September 30, 2000.(1)

                                                                         CLASS A
--------------------------------------------------------------------------------
SHAREHOLDER FEES
--------------------------------------------------------------------------------
 MAXIMUM SALES CHARGE (LOAD)                                                None

 MAXIMUM DEFERRED SALES CHARGE (LOAD)                                       None

 ANNUAL MAINTENANCE FEE(2)
 ONLY CHARGED TO ACCOUNTS WITH BALANCES BELOW $500                           $25

ANNUAL FUND OPERATING EXPENSES AS A % OF AVERAGE NET ASSETS
--------------------------------------------------------------------------------
 Management Fees                                                           0.40%
 Distribution and Service (12b-1) Fees                                     0.25%
 Other Expenses                                                            0.11%
 TOTAL                                                                     0.76%
--------------------------------------------------------------------------------
(1)Actual expenses for the fiscal year were lower than those shown in the table because of voluntary fee waivers by the advisor. The net expenses the fund actually paid after waivers for the fiscal year ended September 30, 2000, were:

 Waiver of Fund Expenses                                                 (0.06)%
 TOTAL ACTUAL ANNUAL OPERATING EXPENSES (AFTER WAIVERS)                   0.70%

 THE ADVISOR INTENDS TO WAIVE FEES DURING THE CURRENT FISCAL YEAR SO THAT TOTAL FUND OPERATING EXPENSES DO NOT EXCEED 0.70%. FEE WAIVERS MAY BE DISCONTINUED AT ANY TIME.

(2)The fund reserves the right to charge your account an annual maintenance fee of $25 if your balance falls below $500 as a result of selling or exchanging shares. See "Policies & Services -- Selling Shares, Accounts with Low Balances."

--------------------------------------------------------------------------------

 EXAMPLE This example is intended to help you compare the cost of investing in the fund with the cost of investing in other mutual funds. It assumes that you invest $10,000 for the time periods indicated, that your investment has a 5% return each year, and that the fund's operating expenses remain the same. Although your actual costs and returns may differ, based on these assumptions your costs would be:


--------------------------------------------------------------------------------
   1 year                                                                   $ 78
   3 years                                                                  $243
   5 years                                                                  $422
  10 years                                                                  $942


                        9      PROSPECTUS - First American Money Market Funds
                                            Class A, Class B, and Class C Shares

Policies & Services
BUYING SHARES

You may become a shareholder in any of the funds with an initial investment of $1,000 or more ($250 for a retirement plan or a Uniform Gifts to Minors Act/Uniform Transfers to Minors Act (UGMA/UTMA) account). Additional investments can be made for as little as $100 ($25 for a retirement plan or an UGMA/UTMA account). The funds have the right to waive these minimum investment requirements for employees of the funds' advisor and its affiliates. The funds also have the right to reject any purchase order.

--------------------------------------------------------------------------------
CHOOSING A SHARE CLASS

All funds in this prospectus offer Class A shares. Prime Obligations Fund also offers Class B and Class C shares.

Each class has its own cost structure. Class B and Class C shares are available only in exchange for Class B or Class C shares, respectively, of another First American fund or to set up a systematic exchange program to purchase Class B or Class C shares of other First American funds.

Class A Shares. Class A shares are offered at net asset value with no front-end or contingent deferred sales charge.

Class B Shares. Prime Obligations Fund Class B shares are available only in exchange for Class B shares of another First American fund, or in establishing a systematic exchange program that will be used to purchase Class B shares of other First American funds. See "Managing Your Investment -- Systematic Exchange Program."

Class B shares have no front-end sales charge, however they do have:

* higher annual expenses than Class A shares. See "Fund Summaries -- Prime Obligations Fund, Fees and Expenses."

* a back-end sales charge, called a "contingent deferred sales charge," if you redeem your shares within six years of the date you purchased the original First American fund shares.

* automatic conversion to Class A shares approximately eight years after purchase, thereby reducing future annual expenses.

Class C Shares. Prime Obligations Fund Class C shares are available only in exchange for Class C shares of another First American fund, or in establishing a systematic exchange program that will be used to purchase Class C shares of other First American funds. When you purchase Prime Obligations Fund Class C shares in order to establish a systematic exchange program, you do not pay a sales charge. However, when you exchange these shares for Class C shares of another First American fund, you pay a front-end sales charge equal to 1% of the purchase price (1.01% of the net amount invested). In addition, Prime Obligations Fund Class C shares:

* are subject to a 1% contingent deferred sales charge if you redeem your shares within 18 months of the date you purchased the original First American fund shares.

* have higher annual expenses than Class A shares. See "Fund Summaries -- Prime Obligations Fund, Fees and Expenses."

*  do not convert to Class A shares.

Because Class C shares do not convert to Class A shares, they will continue to have higher annual expenses than Class A shares for as long as you hold them.

--------------------------------------------------------------------------------
12b-1 FEES

Each fund has adopted a plan under Rule 12b-1 of the Investment Company Act that allows it to pay the fund's distributor an annual fee for the distribution and sale of its shares and for services provided to shareholders.

For                                            12b-1 fees are equal to:
--------------------------------------------------------------------------------
Class A shares                                 0.25% of average daily net assets
Class B shares                                 1% of average daily net assets
Class C shares                                 1% of average daily net assets

Because these fees are paid out of a fund's assets on an ongoing basis, over time these fees will increase the cost of your investment and may cost you more than paying other types of sales charges.

The Class A share 12b-1 fee is a shareholder servicing fee. For Class B and Class C shares, a portion of the 12b-1 fee equal to 0.25% of average daily net assets is a shareholder servicing fee, and 0.75% is a distribution fee.

The funds' distributor uses the shareholder servicing fee to compensate investment professionals, participating institutions, and "one-stop" mutual fund networks (institutions) for providing ongoing services to shareholder accounts. These institutions receive shareholder servicing fees equal to 0.25% of a fund's Class A, Class B, and Class C share average daily net assets attributable to shares sold through such institutions. For Class B shares, the institution does not begin to receive its shareholder servicing fee until one year after the shares are sold. The funds' distributor also pays institutions which sell Class C shares a 0.75% annual distribution fee beginning one year after the shares are sold. The funds' distributor retains the Class B share 0.75% annual distribution fee in order to finance costs associated with payment of the sales commission to institutions. The advisor, the funds or the distributor may pay additional fees to institutions out of their own assets in exchange for sales and/or administrative services performed on behalf of the institution's customers.

--------------------------------------------------------------------------------
CALCULATING YOUR SHARE PRICE

Your purchase price will be equal to the fund's net asset value (NAV) per share, which is generally calculated as of the close of regular trading on the New York Stock Exchange (usually 3:00 p.m. Central time) every day the exchange and federally chartered banks are open. As discussed below, your order must be received by the funds by 11:30 a.m. Central time for Tax Free Obligations Fund, and by 3:00 p.m. Central time for Government Obligations Fund, Prime Obligations Fund and Treasury Obligations Fund, in order for shares to be priced at that day's NAV.


                       10      PROSPECTUS - First American Money Market Funds
                                            Class A, Class B, and Class C Shares

Policies & Services
BUYING SHARES CONTINUED

A fund's NAV is equal to the market value of its investments and other assets, less any liabilities, divided by the number of fund shares. The securities held by the funds are valued on the basis of amortized cost. This involves valuing an instrument at its cost and thereafter assuming a constant amortization of any discount or premium until the instrument's maturity, rather than looking at actual changes in the market value of the instrument. Each fund's net asset value is normally expected to be $1 per share.

Class A Shares. Your purchase price for Class A shares is their net asset value. You pay no front-end or back-end sales charge.

Class B Shares. Prime Obligations Fund Class B shares are available only in exchange for Class B shares of another First American fund, or in establishing a systematic exchange program that will be used to purchase Class B shares of other First American funds. See "Managing Your Investment -- Systematic Exchange Program."

Your purchase price for Class B shares is their net asset value -- there is no front-end sales charge. However, if you redeem your shares within six years of the date you purchased the original First American fund shares, you will pay a back-end sales charge, called a contingent deferred sales charge (CDSC). Although you pay no front-end sales charge when you buy Class B shares, the funds' distributor pays a sales commission of 4.35% of the amount invested to investment professionals and financial institutions which sell Class B shares. The funds' distributor receives any CDSC imposed when you sell your Class B shares.

Your CDSC will be based on the value of your original First American fund shares when they were purchased or on the value of the Prime Obligations Fund Class B shares at the time of sale, whichever is less. The charge does not apply to shares you acquired by reinvesting your dividend or capital gain distributions. Shares will be sold in the order that minimizes your CDSC.

Year since purchase of original                               CDSC as a % of the
First American fund shares                                  value of your shares
--------------------------------------------------------------------------------
First                                                                5%
Second                                                               5%
Third                                                                4%
Fourth                                                               3%
Fifth                                                                2%
Sixth                                                                1%
Seventh                                                              0%
Eighth                                                               0%

Your Class B shares will automatically convert to Class A shares eight years after the first day of the month you purchased the original First American fund shares. For example, if you purchase Class B shares of one of the First American funds on June 15, 2001, and later exchange them for Prime Obligations Fund Class B shares, the Prime Obligations Fund shares will convert to Class A shares on June 1, 2009.

The CDSC will be waived for:

* redemptions following the death or disability (as defined in the Internal Revenue Code) of a shareholder.

* redemptions that equal the minimum required distribution from an individual retirement account or other retirement plan to a shareholder who has reached the age of 70 1/2.

* redemptions through a systematic withdrawal plan, at a rate of up to 12% a year of your account's value. During the first year, the 12% annual limit will be based on the value of your account on the date the plan is established. Thereafter, it will be based on the value of your account on the preceding December 31.

Class C Shares. Prime Obligations Fund Class C shares are available only in exchange for Class C shares of another First American fund, or in establishing a systematic exchange program that will be used to purchase Class C shares of other First American funds. When you purchase Prime Obligations Fund Class C shares in order to establish a systematic exchange program, you do not pay a sales charge. However, when you exchange these shares for Class C shares of another First American fund, you pay a front-end sales charge equal to 1% of the purchase price (1.01% of the net amount invested). The funds' distributor pays a sales commission of 1.00% of the amount you invested to investment professionals and financial institutions which sell Class C shares. You pay no front-end sales charge when you exchange other First American fund Class C shares for Prime Obligations Fund Class C shares. However, if you redeem your shares within 18 months of the date you purchased the original First American fund shares, you will be assessed a contingent deferred sales charge (CDSC) of 1% of the value of the original First American fund shares at the time of purchase or the Prime Obligations Fund Class C shares at the time of sale, whichever is less. The CDSC does not apply to shares you acquired by reinvesting your dividend or capital gain distributions. Shares will be sold in the order that minimizes your CDSC.

The distributor receives any CDSC imposed when you sell your Class C shares.

The CDSC for Class C shares will be waived in the same circumstances as the Class B share CDSC. See "Class B Shares" above.

Unlike Class B shares, Class C shares do not convert to Class A shares after a specified period of time. Therefore, your shares will continue to have higher annual expenses than Class A shares.

--------------------------------------------------------------------------------
HOW TO BUY SHARES

You may buy shares on any day when the New York Stock Exchange (NYSE) and federally chartered banks are open. However, purchases of shares may be restricted in the event of an early or unscheduled close of the NYSE. Your shares will be priced at the net asset value determined on the day your purchase order is processed. To make sure that your order is accepted, follow the directions for purchasing shares given below.


                       11      PROSPECTUS - First American Money Market Funds
                                            Class A, Class B, and Class C Shares

Policies & Services
BUYING SHARES CONTINUED

By Phone. You may purchase shares by calling your investment professional or financial institution, if they have a sales agreement with the funds' distributor. In order for shares to be purchased at that day's price, your investment professional or financial institution must transmit orders to the funds by 11:30 a.m. Central time for Tax Free Obligations Fund and 3:00 p.m. Central time for Government Obligations Fund, Prime Obligations Fund and Treasury Obligations Fund. Your investment professional or financial institution will specify the time by which they must receive your purchase order to assure same day processing.

Some financial institutions may charge a fee for helping you purchase shares. Contact your investment professional or financial institution for more information.

If you are paying by wire, you may purchase shares by calling Investor Services at 1-800-637-2548 before 11:30 a.m. Central time for Tax Free Obligations Fund, and before 3:00 p.m. Central time for Government Obligations Fund, Prime Obligations Fund and Treasury Obligations Fund. All information will be taken over the telephone, and your order will be placed when the funds' custodian receives payment by wire. Wire federal funds as follows:

U.S. Bank National Association, Minneapolis, MN
ABA Number 091000022

For Credit to: DST Systems, Inc.:
Account Number 160234580266

For Further Credit to (investor name, account number and fund name)

By Mail. To purchase shares by mail, simply complete and sign a new account form, enclose a check made payable to the fund you wish to invest in, and mail both to:

First American Funds
c/o DST Systems, Inc.
P.O. Box 219382
Kansas City, Missouri 64121-9382

After you have established an account, you may continue to purchase shares by mailing your check to First American Funds at the same address.

Please note the following:

*  all purchases must be made in U.S. dollars.

* third-party checks, credit cards, credit card checks, and cash are not accepted.

* if a check does not clear your bank, the funds reserve the right to cancel the purchase, and you could be liable for any losses or fees incurred.

--------------------------------------------------------------------------------
INVESTING AUTOMATICALLY

To purchase shares as part of a savings discipline, you may add to your investment on a regular basis by having $100 or more ($25 for retirement plans and Uniform Gifts to Minors Act/Uniform Transfers to Minors Act accounts) automatically withdrawn from your bank account on a periodic basis and invested in fund shares. You may apply for participation in this program through your investment professional or financial institution or by calling Investor Services at 1-800-637-2548.


                       12      PROSPECTUS - First American Money Market Funds
                                            Class A, Class B, and Class C Shares

Policies & Services
SELLING SHARES

--------------------------------------------------------------------------------
HOW TO SELL SHARES

You may sell your shares on any day when the New York Stock Exchange (NYSE) and federally chartered banks are open. However, redemption of shares may be restricted in the event of an early or unscheduled close of the NYSE. Your shares will be sold at the net asset value determined on the day your redemption is processed, less any applicable contingent deferred sales charge. To make sure that your order is accepted, follow the directions for selling shares given below.

The proceeds from your sale normally will be mailed or wired within one day, but in no event more than seven days, after your request is received in proper form.

By Phone. If you purchased shares through an investment professional or financial institution, simply call them to sell your shares. Your investment professional or financial institution must transmit redemption requests to the funds by 11:30 a.m. Central time for Tax Free Obligations Fund and 3:00 p.m. Central time for Government Obligations Fund, Prime Obligations Fund and Treasury Obligations Fund in order for redemptions to be processed on that day. Your investment professional or financial institution will specify the time by which they must receive your redemption request to assure same day processing. Contact your investment professional or financial institution directly for more information.

If you did not purchase shares through an investment professional or financial institution, you may sell your shares by calling Investor Services at 1-800-637-2548 before 11:30 a.m. Central time for Tax Free Obligations Fund, and before 3:00 p.m. Central time for Government Obligations Fund, Prime Obligations Fund, and Treasury Obligations Fund. Calls received after these times will be processed the following business day. Proceeds can be wired to your bank account (if the proceeds are at least $1,000 and you have previously supplied your bank account information to the fund) or sent to you by check. The funds reserve the right to limit telephone exchanges to $50,000 per day.

If you recently purchased your shares by check or through the Automated Clearing House (ACH), proceeds from the sale of those shares may not be available until your check or ACH payment has cleared, which may take up to 15 calendar days from the date of purchase.

By Mail. To sell shares by mail, send a written request to your investment professional or financial institution, or to the fund at the following address:

First American Funds
c/o DST Systems, Inc.
P.O. Box 219382
Kansas City, Missouri 64121-9382

Your request should include the following information:

*  name of the fund.

*  account number.

*  dollar amount or number of shares redeemed.

*  name on the account.

*  signatures of all registered account owners.

Signatures on a written request must be guaranteed if:

* you would like the proceeds from the sale to be paid to anyone other than to the shareholder of record.

* you would like the check mailed to an address other than the address on the funds' records.

*  your redemption request is for $50,000 or more.

A signature guarantee assures that a signature is genuine and protects shareholders from unauthorized account transfers. Banks, savings and loan associations, trust companies, credit unions, broker-dealers, and member firms of a national securities exchange may guarantee signatures. Call your financial institution to determine if it has this capability.

Proceeds from a written redemption request will be sent to you by check unless another form of payment is requested.

By Checking Account. Check writing privileges are available for Class A shares of Prime Obligations Fund. You may sign up for check writing privileges when you complete a new account form, or by calling your investment professional, financial institution or the funds. With a fund checking account, you may redeem shares simply by writing a check for $100 or more. Call Investor Services at 1-800-637-2548 for more information.

Please note that you may not use a check to close your account.


                       13      PROSPECTUS - First American Money Market Funds
                                            Class A, Class B, and Class C Shares

Policies & Services
SELLING SHARES

--------------------------------------------------------------------------------
SYSTEMATIC WITHDRAWALS

If your account has a value of $5,000 or more, you may redeem a specific dollar amount from your account on a regular basis. To set up systematic withdrawals, contact your investment professional or financial institution.

It may not be in your best interest to make systematic withdrawals of Class B or Class C shares, since these withdrawals may be subject to a CDSC.

--------------------------------------------------------------------------------
   ACCOUNTS WITH LOW BALANCES

   Except for retirement plans and Uniform Gifts to Minors Act/Uniform Transfers to Minors Act accounts, if your account balance falls below $500 as a result of selling or exchanging shares, the fund reserves the right to either:

   *  deduct a $25 annual account maintenance fee, or

   * close your account and send you the proceeds, less any applicable contingent deferred sales charge.

   Before taking any action, however, the fund will send you written notice of the action it intends to take and give you 30 days to re-establish a minimum account balance of $500.


                       14      PROSPECTUS - First American Money Market Funds
                                            Class A, Class B, and Class C Shares

Policies & Services
MANAGING YOUR INVESTMENT

--------------------------------------------------------------------------------
SYSTEMATIC EXCHANGE PROGRAM

You may make automatic monthly exchanges of your Class A, Class B, or Class C shares for the same Class of shares of another First American fund. Investing a fixed dollar amount at regular intervals, sometimes referred to as "dollar cost averaging," may have the effect of reducing the average cost per share of the fund acquired.

To set up a systematic exchange program, you initially purchase an amount of Class A, Class B, or Class C shares equal to the total amount that you wish to invest in the other First American fund. On a monthly basis, the dollar amount of Class A, Class B, or Class C shares that you specify will then be exchanged for shares of the other First American fund within the same class. Exchanges of Class A and Class C shares will be subject to the applicable sales charge imposed by the First American fund into which you are exchanging. You may wish to execute a letter of intent in connection with a Class A share systematic exchange program. (A letter of intent indicates a non-binding intent to purchase $50,000 or more of First American fund Class A shares over a 13-month period, which lowers your sales charge. See the prospectus of the First American fund into which you plan to exchange for more information.) Exchanges of Prime Obligations Fund Class B or Class C shares will not be subject to a CDSC. See "Exchanging Shares," below. However, if you redeem the Prime Obligations Fund Class B or Class C shares in your account, rather than exchange them, they will be subject to a CDSC.

You may set up a systematic exchange program through your investment professional or financial institution, or by calling Investor Services at 1-800-637-2548.

--------------------------------------------------------------------------------
EXCHANGING SHARES

If your investment goals or your financial needs change, you may move from one First American fund to another. There is no fee to exchange shares.

You may exchange your shares only for shares of the same class of the other First American fund. Exchanges are made based on the net asset value per share of each fund at the time of the exchange. When you exchange your Class A or Class C shares for another First American fund of the same class, you will have to pay the sales charge imposed by the fund, unless your money market fund shares were originally issued in exchange for shares of a First American fund that had a sales charge. When you exchange your Class B or Class C shares for Class B or Class C shares of another First American fund, the time you held the shares of the "old" fund will be added to the time you hold the shares of the "new" fund for purposes of determining your CDSC or, in the case of Class B shares, calculating when your shares convert to Class A shares.

Before exchanging into any fund, be sure to read its prospectus carefully. A fund may change or cancel its exchange policies at any time. You will be notified of any changes. The funds have the right to limit exchanges to four times per year.

By Phone. You may exchange shares by calling your investment professional, your financial institution, or the funds, provided that both funds have identical shareholder registrations. To request an exchange through the funds, call Investor Services at 1-800-637-2548. Your instructions must be received by the funds before 11:30 a.m. Central time for Tax Free Obligations Fund and before 3:00 p.m. Central time for Government Obligations Fund, Prime Obligations Fund and Treasury Obligations Fund, or by an earlier time specified by your investment professional or financial institution, in order for shares to be exchanged the same day.

By Mail. To exchange shares by written request, please follow the procedures under "Selling Shares." Be sure to include the names of both funds involved in the exchange.

--------------------------------------------------------------------------------

   TELEPHONE TRANSACTIONS

   You may buy, sell, or exchange shares by telephone, unless you elected on your new account form to restrict this privilege. If you wish to reinstate this option on an existing account, please call Investor Services at 1-800-637-2548 to request the appropriate form.

   The funds and their agents will not be responsible for any losses that may result from acting on wire or telephone instructions that they reasonably believe to be genuine. The funds and their agents will each follow reasonable procedures to confirm that instructions received by telephone are genuine, which may include taping telephone conversations.

   It may be difficult to reach the funds by telephone during periods of unusual market activity. If you are unable to reach the funds or their agents by telephone, please consider sending written instructions.


--------------------------------------------------------------------------------
STAYING INFORMED

Shareholder Reports. Shareholder reports are mailed twice a year, in November and May. They include financial statements and performance information, and on an annual basis, a message from your portfolio managers and the auditor's report.

In an attempt to reduce shareholder costs and help eliminate duplication, the funds will try to limit their mailings to one report for each address that lists one or more shareholders with the same last name. If you would like additional copies, please call Investor Services at 1-800-637-2548.

Statements and Confirmations. Statements summarizing activity in your account are mailed quarterly. Confirmations are mailed following each non-systematic purchase or sale of fund shares.


                       15      PROSPECTUS - First American Money Market Funds
                                            Class A, Class B, and Class C Shares

Policies & Services
MANAGING YOUR INVESTMENT CONTINUED

--------------------------------------------------------------------------------
DIVIDENDS AND DISTRIBUTIONS

Dividends from a fund's net investment income are declared daily and paid monthly. You will receive dividends starting on the day you pay for your shares. You will not receive dividends for the day on which you sell shares.

Dividends will be reinvested in additional shares of the same fund, unless you request that distributions be reinvested in another First American fund or paid in cash. This request may be made on your new account form, or by writing to the fund, your investment professional or your financial institution. If you request that your distributions be paid in cash but those distributions cannot be delivered because of an incorrect mailing address, the undelivered distributions and all future distributions will be reinvested in fund shares.

--------------------------------------------------------------------------------
TAXES

Some of the tax consequences of investing in the funds are discussed below. More information about taxes is in the Statement of Additional Information. However, because everyone's tax situation is unique, always consult your tax professional about federal, state and local tax consequences.

For Government Obligations Fund, Prime Obligations Fund, and Treasury Obligations Fund, dividends you receive from the funds are generally taxable as ordinary income, whether you reinvest them or take them in cash. Dividends attributable to income from U.S. government securities may be exempt from state personal income taxes. You should consult your tax advisor for more information.

Tax Free Obligations Fund intends to meet certain federal tax requirements so that distributions of tax-exempt interest income may be treated as "exempt-interest dividends." These dividends are not subject to regular federal tax. However, although it has no current intention of doing so, the fund may invest up to 20% of its net assets in municipal securities the interest on which is subject to the federal alternative minimum tax. Any portion of exempt-interest dividends attributable to interest on these securities may increase some shareholders' alternative minimum tax.


                       16      PROSPECTUS - First American Money Market Funds
                                            Class A, Class B, and Class C Shares

Additional Information
MANAGEMENT

U.S. Bank National Association (U.S. Bank), acting through its First American Asset Management division, is the funds' investment advisor. First American Asset Management provides investment management services to individuals and institutions, including corporations, foundations, pensions and retirement plans. As of September 30, 2000, it had more than $77 billion in assets under management, including investment company assets of more than $33 billion. As investment advisor, First American Asset Management manages the funds' business and investment activities, subject to the authority of the board of directors.


Each fund pays the investment advisor a monthly fee for providing investment advisory services. During the fiscal year ended September 30, 2000, after taking into account fee waivers, the funds paid the following investment advisory fees to First American Asset Management:

                                                                    Advisory fee
                                                                       as a % of
                                                                   average daily
                                                                      net assets
--------------------------------------------------------------------------------
GOVERNMENT OBLIGATIONS FUND                                                0.34%
PRIME OBLIGATIONS FUND                                                     0.36%
TAX FREE OBLIGATIONS FUND                                                  0.34%
TREASURY OBLIGATIONS FUND                                                  0.34%
--------------------------------------------------------------------------------

Direct All Correspondence to:

First American Funds
P.O. Box 1330
Minneapolis, MN 55440-1330

Investment Advisor

First American Asset Management
601 Second Avenue South
Minneapolis, Minnesota 55402

Distributor

SEI Investments Distribution Co.
Oaks, Pennsylvania 19456

Pending Acquisition

On October 4, 2000, U.S. Bancorp, the parent company of the Funds' investment advisor, announced that it had entered into an agreement to be acquired by Firstar Corporation. It is anticipated that this acquisition will be completed in the first quarter of 2001, subject to regulatory approval, the approval of U.S. Bancorp shareholders and the satisfaction of customary closing conditions.

Additional Compensation

U.S. Bank and other affiliates of U.S. Bancorp may act as fiduciary with respect to plans subject to the Employee Retirement Income Security Act of 1974 (ERISA) and other trust and agency accounts that invest in the funds. As described above, U.S. Bank receives compensation for acting as the funds' investment advisor. U.S. Bank and its affiliates also receive compensation in connection with the following:

CUSTODY SERVICES. As compensation for acting as the funds' custodian, U.S. Bank is paid monthly fees equal, on an annual basis, to 0.03% of a fund's average daily net assets. In addition, U.S. Bank is reimbursed for its out-of-pocket expenses incurred while providing custody services to the funds.

ADMINISTRATIVE SERVICES. U.S. Bank provides or compensates others to provide administrative services to all open-end funds in the First American family of funds. These services include general administrative and accounting services, transfer agency and dividend disbursing services, and shareholder services. U.S. Bank receives total fees equal, on an annual basis, to 0.07% of the aggregate average daily net assets of all open-end mutual funds in the First American fund family up to $8 billion and 0.055% of the aggregate average daily net assets of all open-end mutual funds in the First American fund family in excess of $8 billion. These fees are allocated among the funds in the First American family of funds on the basis of their relative net asset values. The funds also pay U.S. Bank transfer agent fees based upon the number of funds and accounts maintained. In addition, U.S. Bank is reimbursed for its out-of-pocket expenses incurred while providing administrative services to the funds.

SECURITIES LENDING SERVICES. In connection with lending its portfolio securities, Government Obligations Fund pays administrative and custodial fees to U.S. Bank which are equal to 40% of the fund's income from these securities lending transactions.

BROKERAGE TRANSACTIONS. When purchasing and selling portfolio securities for the funds, the funds' investment advisor may place trades through its affiliates, U.S. Bancorp Investments, Inc. and U.S. Bancorp Piper Jaffray Inc., which will earn commissions on these transactions.

SHAREHOLDER SERVICING FEES. To the extent that fund shares are held through U.S. Bank or its broker-dealer affiliates, U.S. Bancorp Investments, Inc. and U.S. Bancorp Piper Jaffray Inc., those entities may receive shareholder servicing fees from the funds' distributor.

Portfolio Management

Each fund's investments are managed by a team of persons associated with First American Asset Management.


                       17      PROSPECTUS - First American Money Market Funds
                                            Class A, Class B, and Class C Shares

Additional Information
MORE ABOUT THE FUNDS

--------------------------------------------------------------------------------
INVESTMENT STRATEGIES

The funds' main investment strategies are discussed in the "Fund Summaries" section. These are the strategies that the funds' investment advisor believes are most likely to be important in trying to achieve the funds' objectives. You should be aware that each fund may also use strategies and invest in securities that are not described in this prospectus, but that are described in the Statement of Additional Information (SAI). For a copy of the SAI, call Investor Services at 1-800-637-2548.

In addition to the securities specified in the "Fund Summaries" section, each fund may invest in other money market funds that invest in the same types of securities as the respective fund, including money market funds advised by U.S. Bank.

--------------------------------------------------------------------------------
INVESTMENT APPROACH

Each fund complies with Securities and Exchange Commission regulations that apply to money market funds. These regulations require that each fund's investments mature within 397 days from the date of purchase, and that the average maturity of each fund's investments (on a dollar-weighted basis) be 90 days or less. The funds may invest in securities with variable or floating interest rates and securities with demand features. The maturities of these securities are determined according to regulations which allow the funds to consider some of these securities as having maturities shorter than their stated maturity dates. All of the funds' investments must be in U.S. dollar-denominated high quality securities which have been determined by the funds' advisor to present minimal credit risks.

When selecting securities for the funds, the portfolio managers use a "top-down" approach, looking first at general economic factors and market conditions, then at individual securities. The portfolio managers look for value while adhering to the credit and other restrictions on money market funds.

--------------------------------------------------------------------------------
INVESTMENT RISKS

The main risks of investing in the funds are summarized in the "Fund Summaries" section.

--------------------------------------------------------------------------------
ADDITIONAL RISKS OF GOVERNMENT OBLIGATIONS FUND

Risks of Securities Lending

When Government Obligations Fund loans its portfolio securities, it will receive collateral equal to at least 100% of the value of the loaned securities. Nevertheless, the fund risks a delay in the recovery of the loaned securities, or even the loss of rights in the collateral deposited by the borrower if the borrower should fail financially. To reduce these risks, the fund enters into loan arrangements only with institutions which the fund's advisor has determined are creditworthy under guidelines established by the fund's board of directors.


                       18      PROSPECTUS - First American Money Market Funds
                                            Class A, Class B, and Class C Shares

Additional Information
FINANCIAL HIGHLIGHTS

--------------------------------------------------------------------------------
FINANCIAL HIGHLIGHTS

The tables that follow present performance information about the Class A shares of each fund and the Class B and Class C shares of Prime Obligations Fund. This information is intended to help you understand each fund's financial performance for the past five years or, if shorter, the period of the fund's operations. Some of this information reflects financial results for a single fund share. Total returns in the tables represent the rate that you would have earned or lost on an investment in the fund, excluding sales charges and assuming you reinvested all of your dividends and distributions.

The information for the fiscal years ended September 30, 2000 and September 30, 1999, has been derived from the financial statements audited by Ernst & Young LLP, independent auditors, whose report, along with the funds' financial statements, is included in the funds' annual report, which is available upon request. The information for the fiscal years ended on or before September 30, 1998, has been audited by other auditors.

GOVERNMENT OBLIGATIONS FUND

                                                                    Fiscal year ended September 30,
CLASS A SHARES                                                     2000          1999         1998(1)
-----------------------------------------------------------------------------------------------------
PER SHARE DATA
Net Asset Value, Beginning of Period                             $   1.00      $   1.00      $   1.00
Net Investment Income                                                0.05          0.04          0.02
Dividends (from net investment income)                              (0.05)        (0.04)        (0.02)
                                                                 --------      --------      --------
Net Asset Value, End of Period                                   $   1.00      $   1.00      $   1.00
                                                                 ========      ========      ========
Total Return                                                         5.43%         4.36%         2.10%

RATIOS/SUPPLEMENTAL DATA
Net Assets, End of Period (000)                                  $470,587      $435,227      $325,024
Ratio of Expenses to Average Net Assets                              0.76%         0.75%         0.70%(2)
Ratio of Net Investment Income to Average Net Assets                 5.29%         4.28%         4.93%(2)
Ratio of Expenses to Average Net Assets (excluding waivers)          0.82%         0.82%         0.76%(2)
Ratio of Net Investment Income to Average Net Assets
 (excluding waivers)                                                 5.23%         4.21%         4.87%(2)
-----------------------------------------------------------------------------------------------------

(1)Class A shares have been offered since April 29, 1998.

(2)Annualized.


                       19      PROSPECTUS - First American Money Market Funds
                                            Class A, Class B, and Class C Shares

Additional Information
FINANCIAL HIGHLIGHTS CONTINUED

PRIME OBLIGATIONS FUND

                                                                                Fiscal year ended September 30,
CLASS A SHARES                                                  2000           1999           1998           1997           1996
-----------------------------------------------------------------------------------------------------------------------------------
PER SHARE DATA
Net Asset Value, Beginning of Period                         $     1.00     $     1.00     $     1.00     $     1.00     $     1.00
Net Investment Income                                              0.05           0.04           0.05           0.05           0.05
Dividends (from net investment income)                            (0.05)         (0.04)         (0.05)         (0.05)         (0.05)
                                                             ----------     ----------     ----------     ----------     ----------
Net Asset Value, End of Period                               $     1.00     $     1.00     $     1.00     $     1.00     $     1.00
                                                             ==========     ==========     ==========     ==========     ==========
Total Return                                                       5.52%          4.51%          5.15%          5.06%          5.08%

RATIOS/SUPPLEMENTAL DATA
Net Assets, End of Period (000)                              $4,614,094     $4,170,881     $3,699,197     $  218,261     $  135,146
Ratio of Expenses to Average Net Assets                            0.82%          0.80%          0.70%          0.70%          0.70%
Ratio of Net Investment Income to Average Net Assets               5.40%          4.42%          5.00%          4.95%          4.94%
Ratio of Expenses to Average Net Assets (excluding waivers)        0.86%          0.87%          0.79%          0.77%          0.79%
Ratio of Net Investment Income to Average Net Assets
 (excluding waivers)                                               5.36%          4.35%          4.91%          4.88%          4.85%
-----------------------------------------------------------------------------------------------------------------------------------

                                                                                 Fiscal year ended September 30,
CLASS B SHARES                                                  2000           1999           1998           1997           1996
-----------------------------------------------------------------------------------------------------------------------------------
PER SHARE DATA
Net Asset Value, Beginning of Period                         $     1.00     $     1.00     $     1.00     $     1.00     $     1.00
Net Investment Income                                              0.05           0.04           0.04           0.04           0.04
Dividends (from net investment income)                            (0.05)         (0.04)         (0.04)         (0.04)         (0.04)
                                                             ----------     ----------     ----------     ----------     ----------
Net Asset Value, End of Period                               $     1.00     $     1.00     $     1.00     $     1.00     $     1.00
                                                             ==========     ==========     ==========     ==========     ==========
Total Return                                                       4.85%          3.85%          4.37%          4.27%          4.29%

RATIOS/SUPPLEMENTAL DATA
Net Assets, End of Period (000)                              $    4,009     $    4,007     $    2,397     $    2,018     $    1,763
Ratio of Expenses to Average Net Assets                            1.47%          1.45%          1.45%          1.45%          1.45%
Ratio of Net Investment Income to Average Net Assets               4.72%          3.78%          4.29%          4.17%          4.15%
Ratio of Expenses to Average Net Assets (excluding waivers)        1.51%          1.51%          1.53%          1.52%          1.54%
Ratio of Net Investment Income to Average Net Assets
 (excluding waivers)                                               4.68%          3.72%          4.21%          4.10%          4.06%
-----------------------------------------------------------------------------------------------------------------------------------

                                                                                                 Fiscal year ended September 30,
CLASS C SHARES                                                                                      2000              1999(1)
-----------------------------------------------------------------------------------------------------------------------------------
PER SHARE DATA
Net Asset Value, Beginning of Period                                                               $ 1.00              $ 1.00
Net Investment Income                                                                                0.05                0.02
Dividends (from net investment income)                                                              (0.05)              (0.02)
                                                                                                   ------              ------
Net Asset Value, End of Period                                                                     $ 1.00              $ 1.00
                                                                                                   ======              ======
Total Return                                                                                         4.85%               2.47%

RATIOS/SUPPLEMENTAL DATA
Net Assets, End of Period (000)                                                                    $  371              $  341
Ratio of Expenses to Average Net Assets                                                              1.46%               1.45%(2)
Ratio of Net Investment Income to Average Net Assets                                                 4.63%               3.75%(2)
Ratio of Expenses to Average Net Assets (excluding waivers)                                          1.51%               1.51%(2)
Ratio of Net Investment Income to Average Net Assets
 (excluding waivers)                                                                                 4.58%               3.69%(2)
-----------------------------------------------------------------------------------------------------------------------------------

(1)Class C shares have been offered since February 1, 1999.

(2)Annualized.


                       20      PROSPECTUS - First American Money Market Funds
                                            Class A, Class B, and Class C Shares

Additional Information
FINANCIAL HIGHLIGHTS CONTINUED

TAX FREE OBLIGATIONS FUND(1)

                                                                                                Fiscal period
                                                                                                    ended        Fiscal year ended
                                                              Fiscal year ended September 30,    November 30,         July 31,
CLASS A SHARES                                                2000        1999       1998(2)         1997        1997        1996
-----------------------------------------------------------------------------------------------------------------------------------
PER SHARE DATA
Net Asset Value, Beginning of Period                        $   1.00    $   1.00    $   1.00      $   1.00      $   1.00   $   1.00
Net Investment Income                                           0.03        0.03        0.02          0.01          0.03       0.03
Dividends (from net investment income)                         (0.03)      (0.03)      (0.02)        (0.01)        (0.03)     (0.03)
                                                            --------    --------    --------      --------      --------   --------
Net Asset Value, End of Period                              $   1.00    $   1.00    $   1.00      $   1.00      $   1.00   $   1.00
                                                            ========    ========    ========      ========      ========   ========
Total Return                                                    3.28%       2.51%       2.45%         0.96%         2.76%      2.81%

RATIOS/SUPPLEMENTAL DATA
Net Assets, End of Period (000)                             $286,449    $268,626    $247,154      $ 28,662      $ 31,668   $ 30,143
Ratio of Expenses to Average Net Assets                         0.75%       0.74%       0.70%(3)      0.89%(3)      0.88%      0.89%
Ratio of Net Investment Income to Average Net Assets            3.23%       2.47%       2.84%(3)      2.83%(3)      2.73%      2.78%
Ratio of Expenses to Average Net Assets (excluding waivers)     0.81%       0.82%       0.83%(3)      1.23%(3)      1.23%      1.25%
Ratio of Net Investment Income to Average Net Assets
 (excluding waivers)                                            3.17%       2.39%       2.71%(3)      2.49%(3)      2.38%      2.42%
-----------------------------------------------------------------------------------------------------------------------------------

(1)The financial highlights for Tax Free Obligations Fund include the historical financial highlights of the Qualivest Tax-Free Money Market Fund. The assets of Qualivest Tax-Free Money Market Fund were acquired by Tax Free Obligations Fund on November 25, 1997.

(2)Ten month period from December 1, 1997 to September 30, 1998.

(3)Annualized.


TREASURY OBLIGATIONS FUND

                                                                                        Fiscal year ended September 30,
CLASS A SHARES                                                                    2000                1999              1998(1)
--------------------------------------------------------------------------------------------------------------------------------
PER SHARE DATA
Net Asset Value, Beginning of Period                                            $   1.00            $   1.00            $   1.00
Net Investment Income                                                               0.05                0.04                0.05
Dividends (from net investment income)                                             (0.05)              (0.04)              (0.05)
                                                                                --------            --------            --------
Net Asset Value, End of Period                                                  $   1.00            $   1.00            $   1.00
                                                                                ========            ========            ========
Total Return                                                                        5.27%               4.31%               4.54%

RATIOS/SUPPLEMENTAL DATA
Net Assets, End of Period (000)                                                 $ 30,506            $ 23,496            $101,749
Ratio of Expenses to Average Net Assets                                             0.70%               0.70%               0.70%(2)
Ratio of Net Investment Income to Average Net Assets                                5.16%               4.24%               4.88%(2)
Ratio of Expenses to Average Net Assets (excluding waivers)                         0.76%               0.76%               0.76%(2)
Ratio of Net Investment Income to Average Net Assets
 (excluding waivers)                                                                5.10%               4.18%               4.82%(2)
--------------------------------------------------------------------------------------------------------------------------------

(1)Class A shares have been offered since November 3, 1997.

(2)Annualized.


                       21      PROSPECTUS - First American Money Market Funds
                                            Class A, Class B, and Class C Shares

--------------------------------------------------------------------------------
FOR MORE INFORMATION

More information about the funds is available in the funds' Internet Web site, Statement of Additional Information, and annual and semiannual reports.


--------------------------------------------------------------------------------
FIRST AMERICAN FUNDS WEB SITE

Information about the First American funds may be viewed on the funds' Internet Web site at http://www.firstamericanfunds.com.


--------------------------------------------------------------------------------
STATEMENT OF ADDITIONAL INFORMATION (SAI)

The SAI provides more details about the funds and their policies. A current SAI is on file with the Securities and Exchange Commission (SEC) and is incorporated into this prospectus by reference (which means that it is legally considered part of this prospectus).


--------------------------------------------------------------------------------
ANNUAL AND SEMIANNUAL REPORTS

Additional information about the funds' investments is available in the funds' annual and semiannual reports to shareholders. In the funds' annual report, you will find a discussion of the market conditions and investment strategies that significantly affected the funds' performance during their last fiscal year.

You can obtain a free copy of the funds' SAI and/or free copies of the funds' most recent annual or semiannual reports by calling Investor Services at 1-800-637-2548. The material you request will be sent by first-class mail or other means designed to ensure equally prompt delivery, within three business days of receipt of the request.

You can also obtain copies of this information, after paying a duplicating fee, by electronic request at the following email address: publicinfo@sec.gov, or by writing the SEC's Public Reference Section, Washington, D.C. 20549-0102. For more information, call 1-202-942-8090.

Information about the funds is also available on the Internet. Text-only versions of fund documents can be viewed online or downloaded from the EDGAR Database on the SEC's Internet site at http://www.sec.gov.




FIRST AMERICAN FUNDS P.O. Box 1330, Minneapolis, MN 55440-1330

First American Asset Management, a division of U.S. Bank National Association, serves as the investment advisor to the First American Funds.

First American Funds are distributed by SEI Investments Distribution Co. which is located in Oaks, PA 19456 and is not an affiliate of U.S. Bank.

12/2000 MMR

SEC file number: 811-03313


[LOGO] FIRST AMERICAN FUNDS(R)
       THE POWER OF DISCIPLINED INVESTING(R)